UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2005

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

     On June 24, 2005, Cardinal Health, Inc. (the “Company”) issued a press release announcing that it will host a management update for invited analysts and investment professionals on June 29 in New York. A webcast of the formal presentations will begin at 8:30 a.m. EDT on the Investors page of www.cardinalhealth.com. Interested parties can also listen by calling 706-634-5100, passcode 7369136 for the morning session and passcode 7369191 for the afternoon session. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until 11:30 p.m. EDT on July 6 by dialing 706-645-9291, passcode 7369136 for the morning session and passcode 7369191 for the afternoon session.

     On June 27, 2005, the Company issued a press release announcing its updated long-term and fiscal 2006 earnings-per-share outlook and plans for a share repurchase and dividend increase.

     The press releases are furnished as Exhibit 99.01 and Exhibit 99.02, respectively, to this report.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

99.01 Press release issued by the Company on June 24, 2005, and furnished with this report.

99.02 Press release issued by the Company on June 27, 2005, and furnished with this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: June 27, 2005	By:	/s/ Brendan A. Ford

		Name:	Brendan A. Ford
		Title:	Executive Vice President – Corporate
Development, Interim General Counsel and Secretary

EXHIBIT INDEX

99.01	Press release issued by the Company on June 24, 2005, and furnished with this report.

99.02	Press release issued by the Company on June 27, 2005, and furnished with this report.